                                                                Exhibit (10)(r)
                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of November 22, 1996, is between COLD METAL PRODUCTS, INC., a New York corporation (the "Debtor"), and THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation (the "Lender").

                                   BACKGROUND
                                   ----------

         The Lender and the Debtor desire to set forth the terms and conditions under which the Lender will make available to the Debtor certain credit facilities to be used for the purposes specified in this Agreement. Accordingly, the Lender and the Debtor, each intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Terms used herein without definition that are defined in the Uniform Commercial Code shall have the meanings ascribed to them therein, unless the context requires otherwise. The following terms shall have the following meanings in this Agreement:

         "Affiliate" shall mean any Subsidiary of the Debtor and any Person or entity that, now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common ownership or control with the Debtor. For purposes of this definition, the terms "control," "controls" and "controlled" shall refer to the power to determine the management or policies of a Person, whether resulting from an official position or capacity with such Person, direct or indirect beneficial ownership of at least twenty percent (20%) of the voting securities or other equity interests of such Person, or otherwise.

         "Agreement" shall mean this agreement, together with all exhibits, amendments, restatements, modifications, riders and supplements hereto as may be in effect from time to time, as from time to time amended.

         "Applicable Law" shall mean all applicable provisions of (i) constitutions, statutes, rules, regulations and orders of governmental authorities of any kind having jurisdiction over the Lender or the Debtor, (ii) authorizations, consents, approvals, and licenses of such governmental authorities, (iii) judgments, and (iv) common law and equity.

         "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York.

         "Capital Lease" shall mean any lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

         "Capital Lease Obligation" shall mean the amount of the liability which, according to GAAP, should be capitalized or disclosed with respect to a Capital Lease.

         "Cash Flow Coverage Ratio" shall mean, for any period, the ratio of (i) the sum of (A) Net Income (or Net Loss) for such period, PLUS (B) depreciation and amortization expense for such period, LESS (C) dividends paid during such period, TO (ii) the current portion of scheduled long term debt principal payments and Capital Lease Obligations, excluding any short term revolving credit debt due within one year, all as determined in accordance with GAAP.

         "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which result in a transfer of Control of Debtor to a Person other than Aarque Capital Corporation or (b) any merger or consolidation of or with Debtor or sale of all or substantially all of the property or assets of Debtor. For purposes of this definition, "Control of Debtor" shall mean the power, direct or indirect (x) to vote 35% or more of the securities having ordinary voting power for the election of directors of Debtor or (y) to direct or cause the direction of the management and policies of Debtor by contract or otherwise.

         "Closing" shall mean the execution and delivery to the Lender of all of the documents and instruments required by the terms of this Agreement and the closing of the transactions contemplated by this Agreement.

         "Closing Date" shall mean the date on which the Closing takes place.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall mean the following property, whether now owned or hereafter acquired:

                  (a) the Equipment;

                  (b) all general intangibles, contracts and contract rights related to the Equipment, which term shall have the meaning given to it in the Uniform Commercial Code and shall additionally include but not be limited to all licenses related to the Equipment;

                  (c) all leases, rental agreements, contracts and contract rights relating to the Equipment between the Debtor (whether by origination or derivation) and any and all persons or parties, and all rentals, purchase option amounts, and other sums due thereunder;

                  (d) all other property of the Debtor relating to the Equipment, including without limitation, securities, instruments, chattel paper and documents, which at any time the Lender shall have or have the right to have in its possession, or which is in transit to it;

                  (e) the Real Property;

                  (f) all books and records evidencing or relating to the foregoing of every kind and description;

                  (g) all additions, replacements, attachments, accretions, accessions, components and substitutions to or for any items listed in subparagraphs (a) through (e) above; and

                  (h) all proceeds of the Collateral, which term shall have the meaning given to it in the Uniform Commercial Code and shall additionally include but not be limited to, whatever is received upon the use (outside of the ordinary course of business), lease, sale, exchange, collection or other utilization (outside of the ordinary course of business) or any disposition of any of the Collateral described in subparagraphs (a) through (g) above, whether cash or noncash, and including without limitation, rental or lease payments, chattel paper, instruments, documents, contract rights, general intangibles, equipment, and insurance proceeds; and all such proceeds of the foregoing.

         "Commitment" shall mean the Lender's obligation to make the Term Loan to the Debtor in the maximum amount of $21,800,000.

         "Covenant Compliance Certificate" shall mean a certificate in the form of EXHIBIT A attached hereto.

         "Debtor" shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.

         "Encumbrance" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender to, or other secured party of the Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of the Person.

         "Environmental Laws" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, ET SEQ., the Federal Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, ET SEQ., and all other federal, state (including, without limitation, the State of Ohio) and local environmental or health laws applicable to the Debtor or its business, operations or assets now or hereafter enacted, and all rules, regulations, orders and publications adopted or promulgated pursuant thereto from time to time.

         "Equipment" shall mean all of the Debtor's now existing and hereafter acquired machinery, equipment tools, motor vehicles, and all accessories, parts and equipment now or hereafter attached thereto or used in connection therewith, and all other tangible personal property (except inventory, raw materials, or supplies) located at the Debtor's Ottawa Plant (as defined herein), together with all now existing and hereafter acquired land, buildings, improvements and fixtures located at the Ottawa Plant.

         "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" shall have the meaning set forth in Article VIII of this Agreement.

         "Financial Statements" shall have the meaning set forth in Section 4.4(a) of this Agreement.

         "GAAP" shall mean generally accepted accounting principles, as in effect on May 16, 1996, and consistently applied.

         "Hazardous Materials" shall mean all materials of any kind which are flammable, explosive, toxic, radioactive or otherwise hazardous to animal or plant life or the environment, including, without limitation, "hazardous wastes," "hazardous substances" and "contaminants," as such terms are defined by Environmental Laws.

         "Indebtedness" shall mean any obligation for borrowed money, including, without limitation:

                  (a) any obligation owed for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business;

                  (b) any Capital Lease Obligation; and

                  (c) any reimbursement obligations and other obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management devise, or any forward sale or purchase agreement for foreign currencies.

         "Installment Date" shall have the meaning given such term in Section 2.1(a).

         "Judgment" shall have the meaning set forth in Section 8.6 of this Agreement.

         "Late Charge Rate" shall mean the rate of interest per annum equal to three percent (3.0%) over the highest interest rate payable hereunder, but not to exceed the highest rate permitted by applicable law.

         "Lender" shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.

         "Liabilities" shall mean, at any time, all liabilities which, in accordance with GAAP, shall be classified as liabilities of the Debtor.

         "Loan Documents" shall mean this Agreement, the Note, the Mortgage, and all agreements, amendments, certificates, financing statements, schedules, annexes, reports, notices, and exhibits now or hereafter executed or delivered in connection with any of the foregoing, as may be in effect from time to time.

         "Loan" shall mean the Term Loan.

         "Mortgage" shall mean that certain mortgage, dated the same day as this Agreement, in form and substance satisfactory to the Lender, by which the Debtor shall grant to the Lender a first priority mortgage lien on real property located at Ottawa, Ohio, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

         "Net Income" shall mean, for any period, the net income (after the deduction of federal and state income taxes) of the Debtor for such period, determined in accordance with GAAP.

         "Net Loss" shall mean, for any period, the net loss of the Debtor for such period, determined in accordance with GAAP, after the provision for federal and state income taxes.

         "Note" shall mean the Term Loan Note and all replacements, amendments, restatements, extensions and renewals thereof.

         "Obligations" shall mean the obligations of the Debtor:

                  (a) To pay the principal, interest, commitment fees and any other liabilities of the Debtor to the Lender under this Agreement, the Note and the other Loan Documents in accordance with the terms thereof;

                  (b) To satisfy all of the other direct or indirect liabilities of the Debtor to the Lender, whether hereunder or otherwise, whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

                  (c) To repay the Lender all amounts advanced by the Lender hereunder or otherwise on behalf of the Debtor, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagors or lienors, or for taxes, levies, insurance, rent, wages, repairs to or maintenance or storage of any Collateral; and

                  (d) To reimburse the Lender, on demand, for all of the Lender's expenses and costs, including the reasonable fees and expenses of its counsel (up to a maximum of $20,000), in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including all amounts payable under Section 10.3 hereof.

         "Ottawa Plant" shall have the meaning given such term in Section 2.1(a) hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof.

         "Primary Credit Facility" shall mean the Second Amended and Restated Credit and Security Agreement between the Bank of New York and Cold Metal Products, Inc., dated as of August 1, 1994, as amended, restated or modified from time to time, or any one or more facilities with any one or more other financial institutions which may in the future exist in full or partial replacement thereof.

         "Primary Lender" shall mean the Bank of New York, its successors and assigns, or any other lender or lenders under the Primary Credit Facility.

         "Primary Credit Facility Liens" shall mean the liens and security interest heretofore or hereafter granted by the Debtor to the Primary Lender as security for advances and other financial accommodations under the Primary Credit Facility, provided, however, that the Primary Credit Facility Liens shall not include the Collateral.

         "Prohibited Transaction" shall mean any transaction in which: (i) the Debtor enters into any transaction of merger or consolidation where (x) it shall not be the surviving corporation, or (y) if it is the surviving corporation, after giving effect to such merger or consolidation, its tangible net worth, determined in accordance with GAAP, does not equal or exceed that which existed prior to such merger or consolidation; or (ii) the Debtor sells, transfers or otherwise disposes of all or any substantial part of its assets; (iii) any Person, or group of Persons acting together, becomes or agrees to become the beneficial owner (directly or indirectly) of 25% or more of the Debtor's shares of voting stock (excluding current shareholders as of the date of this Agreement owning 25% or more of the Debtor's shares of voting stock), or (iv) any Person, or group of Persons owning 25% or more of the Debtor's voting stock as of the date of this Agreement ceases to own at least 25% of the Debtor's voting stock at any time.

         "Real Property" shall mean all of the Borrower's right, title and interest in and to the Real Estate (as such term is defined in the Mortgage).

         "Regulatory Change" means (a) the enactment or effectuation after the date of this Agreement of any new, or change in any existing, Applicable Law,
(b) the adoption after such date of any new, or the adoption or other effectuation after such date of any change in any existing, interpretation, directive or request (whether or not having the force of law), or (c) any change after such date in the administration or enforcement of any Applicable Law to which the Lender is subject. As used in this definition, the "effectuation" of a change shall include, without limitation, that consisting of or resulting from a determination of a court or regulatory authority.

         "Security Agreement Questionnaire" shall mean that certain Security Agreement Questionnaire, dated October 8, 1996, in the form of SCHEDULE 3.1, executed by the Debtor.

         "Severable Additions" shall mean any Equipment acquired after the date hereof which does not constitute accessories, parts, replacements, substitutions, attachment, additions to or otherwise constitute an integral part of the Equipment identified on Schedule 1 attached hereto.

         "Stockholders' Equity" shall mean, at any time, stockholders' equity as determined in accordance with GAAP.

         "Subsidiary" shall mean, as to any designated corporation, any corporation, the outstanding shares of which having sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of the members of its board of directors, are at the time owned by the designated corporation.

         "Tangible Net Worth" shall mean, at any time, the aggregate Stockholders' Equity, less all intangible assets of the Debtor (including, without limitation, organization costs, securities issuance costs, unamortized debt discount and expense, goodwill, excess of purchase costs over net assets acquired, patents, trademarks, trade names, copyrights, trade secrets, knowhow, licenses, franchises, capitalized research and development expenses, amounts owing from officers and/or Affiliates and any amount reflected as treasury stock), plus foreign exchange losses or minus foreign exchange gains, as applicable.

         "Tax" means any federal, state or foreign tax, assessment or other governmental levy or duty or other charge (including any withholding tax) upon a person or entity or upon its assets, revenues, income or profits, other than income and franchise taxes imposed upon the Lenders by the jurisdictions (or any political subdivision thereof) in which the Lender or any office of the Lender is located.

         "Term Loan" shall have the meaning given such term in Section 2.1(a) hereof.

         "Term Loan Note" shall have the meaning given such term in Section 2.1(c) hereof.

         "Treasury" or "Treasuries" shall mean a United States fixed rate security (i.e., a Treasury bond, note or bill, but excluding any security (a) which can be surrendered at the option of the holder at face value in payment of any estate tax, (b) which provides tax benefits to the holder, other than withholding tax benefits to nonresident aliens, or (c) which was issued at a discount) maturing in the same month and year as the Loan for which any interest rate calculation is being made based upon the Treasury Rate.

         "Treasury Rate" shall mean the rate per annum, as reported on page 5 ("U.S. Treasury and Money Markets") of the information ordinarily provided by Telerate Systems Incorporated, equal to the yield to maturity for the Treasury having a remaining term to maturity closest to six (6) years as at the close of the third Business Day prior to the Closing Date.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

                                   ARTICLE II

                              CREDIT ACCOMMODATIONS
                              ----------------------

         2.1      TERM LOAN.
                  ----------

                  (a) GENERALLY. The Lender shall make available to the Debtor on the Closing Date a term loan in an amount equal to Twenty-One Million Eight Hundred Thousand Dollars ($21,800,000) (the "Term Loan"), to be used by the Borrower to purchase new and/or refurbished equipment for use at its Ottawa, Ohio facility (the "Ottawa Plant"), to retire short term debt associated with the expansion of the Ottawa Plant, to pay vendors, suppliers, subcontractors, or to reimburse the Borrower for expenditures made in connection with the expansion of the Ottawa Plant. The Debtor shall repay the outstanding principal of the Term Loan together with all interest accrued thereon at the rate set forth in
Section 2.1(b) below, in thirty-three (33) equal, consecutive, quarterly installments of principal and interest in arrears on the last Business Day of each fiscal quarter, commencing March 31, 1997, and a final thirty-fourth (34th) installment, consisting of all remaining principal together with all accrued but unpaid interest thereon, due and payable on September 30, 2005. Each date on which an installment is due under this Section 2.1(a) is referred to herein as an "Installment Date."

                  (b) INTEREST. Interest shall accrue on the outstanding principal during the entire term of the Term Loan at a fixed rate equal to the Treasury Rate plus two hundred and sixty (260) basis points.

                  (c) TERM LOAN NOTE. The obligations of the Debtor to repay the aggregate outstanding principal under the Term Loan made by the Lender and to pay accrued interest thereon shall be evidenced by a promissory note payable to the Lender, in form and substance satisfactory to the Lender, to be executed and delivered by the Debtor to the Lender concurrently with the execution and delivery of this Agreement (the "Term Loan Note").

         2.2 PAYMENTS AND COMPUTATIONS. All amounts payable by the Debtor to the Lender under this Agreement and the Note shall be paid directly to the Lender, in immediately available funds, at the address of the Lender set forth in
Section 10.2 hereof or at such other address of which the Lender shall give notice to the Debtor pursuant to Section 10.2 hereof. All computations of interest hereunder shall be made by the Lender on the basis of a year of 360 days for the actual number of days elapsed. All payments under the Note shall be applied first to the payment of interest due and payable thereunder and then to the reduction of the outstanding principal balance thereof.

         2.3      PREPAYMENT.
                  -----------

                  (a) For the period from the Closing Date to the third anniversary of the Closing Date, the Debtor shall not be permitted to make any prepayment of any amounts of principal of the Term Loan.

                  (b) After the third anniversary of the Closing Date, the Debtor may, on any Installment Date, prepay the outstanding principal balance of the Term Loan, in full and not in part, at the greater of: (i) the outstanding principal amount of the Term Loan together with all accrued interest thereon; or
(ii) the present value of the remaining interest and principal payments, discounted at a rate equal to the current yield to maturity for Treasuries with a term to maturity closest to that of the remaining average life of the Term Loan plus two percent (2.0%); PLUS any other amounts then due and owing under the Loan Documents. Partial prepayments shall not be permitted.

         2.4 REQUIREMENTS OF LAW. In the event that after the date hereof, any change in any law, regulation or treaty or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

                  (a) subjects or shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, the Loan made hereunder, or changes the basis of taxation of payments to the Lender of principal, commitment fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Lender);

                  (b) imposes, modifies or holds or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender, which reserve, special deposit, compulsory loan or similar requirement is not otherwise included in determination of the interest rate hereunder; or

                  (c) imposes or shall impose on the Lender any other condition;

and the result of any of the foregoing is to, directly or indirectly, increase the cost to the Lender of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable thereunder then, in any such case, the Debtor shall promptly pay to the Agent, for the benefit of the Lender, upon its demand, any additional amounts necessary to compensate the Lender for such additional cost or reduced amount receivable. If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, the Lender shall promptly notify the Debtor of the event by reason of which it has become so entitled. The good faith determination as to any additional amounts payable pursuant to the foregoing sentence by the Lender shall be conclusive in the absence of manifest error.

         2.5      FUNDING LOSSES.  If any Regulatory Change:
                  --------------

                  (a) shall subject the Lender to any Tax determined by such Lender to be applicable to the Loan, to the Lender's obligation to make or maintain the Loan, to this Agreement or the Note, or shall, in the determination of the Lender, change the basis of taxation of payments to the Lender of the principal of or interest on the Loan or of any other amounts payable under this Agreement in respect of the Loan or its obligation to make or maintain the Loan; or

                  (b) shall impose, increase, modify or deem applicable any Tax, reserve, insurance charge, special deposit, assessment or other requirement or condition against assets of, deposits with or to the account of, credit extended by, or the obligations of the Lender under this Agreement, or shall impose on the Lender or on any relevant interbank market for U.S. Dollars, any condition;

and the result of the foregoing, in the determination of the Lender, is to (x) reduce the amount of any sum received or receivable by the Lender with respect to the Loan or the return to be earned by the Lender on the Loan, (y) impose a cost on the Lender that is attributable to the making or maintaining of, or its commitment to make, the Loan, or (z) require the Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by it hereunder or under the Loan, then, within 15 days after request by the Lender, the Debtor shall pay to the Lender such additional amount or amounts as the Lender determines will compensate the Lender for such reduction, increased cost or payment. The Lender will promptly notify the Debtor of any Regulatory Change of which it has knowledge that will entitle the Lender to compensation, but the failure to give such notice shall not affect the Lender's right to such compensation. The Lender agrees to take any reasonable action which the Lender determines, in its discretion, may be available without cost or expense to the Lender in order to eliminate or mitigate the effect of such Regulatory Change.

         2.6      DETERMINATIONS.
                  --------------

                  (a) In making the determinations contemplated by Section 2.4 or Section 2.5 hereof, the Lender may make such estimates, assumptions, allocations and the like that it, in good faith, determines to be appropriate. All such determinations shall be final, binding and conclusive upon the Debtor, except to the extent of any manifest error in computation or transmission. The Lender shall furnish to the Debtor, upon request, a certificate outlining in reasonable detail the computation of any amounts claimed by it under Section 2.4 or Section 2.5 and the assumptions underlying such computations, provided that the failure to deliver a certificate shall not affect the Lender's right to such amounts.

                  (b) All statements of account rendered by the Lender to the Debtor shall, in the absence of manifest error, be final, binding and conclusive upon the Debtor, unless the Debtor makes a specific objection or objections to such statement in writing within forty-five (45) days after such statement has been sent to Debtor by the Lender in accordance with the provisions hereof.

         2.7 PROHIBITED TRANSACTIONS. A Prohibited Transaction may be consummated only with the prior written consent of the Lender, which consent shall not be unreasonably withheld. Not less than forty-five (45) days prior to the date the proposed Prohibited Transaction is expected to be consummated, the Debtor shall give the Lender written notice of the proposed Prohibited Transaction. In the event the Lender does not consent to the Prohibited Transaction and the Prohibited Transaction is nonetheless consummated, the Debtor shall, on the Installment Date prior to the date the Prohibited Transaction is to be consummated, prepay (i) the outstanding principal under the Note, together with all accrued interest thereon, and (ii) all other Obligations due and owing under the Loan Agreement, the Note and the other Loan Documents, in accordance with and subject to the provisions of Section 2.3 hereof.

                                   ARTICLE III

                                    SECURITY
                                     -------

         3.1 SECURITY AGREEMENT. As security for the prompt payment, performance, satisfaction and discharge when due of all the Obligations, the Debtor hereby grants to the Lender a first priority security interest in all of Debtor's right, title and interest in, to and under the Collateral. The Debtor shall execute and deliver or shall cause to be executed and delivered to the Lender, concurrently with the execution of this Agreement, the Mortgage. The Security Agreement Questionnaire in the form of SCHEDULE 3.1 hereto is, as of the Closing Date, complete and correct in all material respects.

         3.2 ADDITIONAL DOCUMENTS. The Debtor shall execute and deliver and/or cause to be executed and delivered, concurrently with the execution of this Agreement and such other documents as the Lender may reasonably request.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE DEBTOR
                  --------------------------------------------

         In order to induce the Lender to execute and deliver this Agreement and to make the Loan available to the Debtor, the Debtor represents and warrants to the Lender that, as of the date hereof:

         4.1      GOOD STANDING OF THE DEBTOR; AUTHORIZATION.
                  -------------------------------------------

                  (a) The Debtor is duly incorporated, organized and existing and in good standing in the State of New York and is duly qualified as a foreign corporation and authorized to do business in Ohio and all other jurisdictions wherein the nature of its business or property makes such qualification necessary, and has the corporate power to own its properties and to carry on its business as now conducted. The execution, delivery and performance of this Agreement, the Note and the other Loan Documents have been duly authorized by all necessary corporate proceedings on the part of the Debtor.

         4.2 COMPLIANCE WITH LAWS AND OTHER AGREEMENTS. The Debtor is in compliance with all laws, rules, regulations, judgments, decrees, orders, agreements and requirements which affect in any material way the Debtor, its assets or the operation of its business and the Debtor has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation, judgment, decree, order, agreement, or other governmental requirement.

         4.3 NO CONFLICT; GOVERNMENTAL APPROVALS. The execution, delivery, and performance of this Agreement, the Note and each of the Loan Documents will not
(i) conflict with, violate, constitute a default under, or result in a breach of any provision of any applicable law, rule, regulation, judgment, decree, order, instrument or other agreement, or (ii) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of the Debtor. No authorization, permit, consent or approval of or other action by, and no filing, registration or declaration with, any governmental authority or regulatory body is required to be obtained or made by the Debtor for the due execution, delivery and performance of this Agreement, the Note or any of the Loan Documents, except such as have been duly obtained or made prior to the Closing Date and are in full force and effect as of the Closing Date (copies of which have been delivered to the Lender on or before the Closing Date).

         4.4      FINANCIAL AND OTHER INFORMATION REGARDING DEBTOR.
                  -------------------------------------------------

                  (a) The Debtor has delivered to the Lender true, correct and complete copies of the balance sheets of the Debtor as of June 30, 1996, and related statements of income for the period then ended, together with notes thereto. Those financial statements ("Financial Statements") present fairly the financial position of the Debtor as of June 30, 1996, and the results of the operations of the Debtor for the period then ended in conformity with GAAP, subject to normal year-end adjustments.

                  (b) The Debtor has no Indebtedness other than the Loan, and as set forth on SCHEDULE 7.2.

                  (c) The Debtor has no "investment" (as such term is defined under GAAP), whether by stock purchase, capital contribution, loan, advance, purchase of property or otherwise, in any Person, other than as shown in the most recent Financial Statements.

         4.5 TAXES. The Debtor is not delinquent in payment of any income, property or other tax, except for any delinquency in the payment of a tax which is contested in good faith by the Debtor and for which appropriate reserves have been established in accordance with GAAP.

         4.6      ENCUMBRANCES AND GUARANTIES.
                  ---------------------------
                  (a) All properties and assets of the Debtor are owned by the Debtor free and clear of all Encumbrances except (i) those for taxes or other government charges either not yet delinquent or the nonpayment of which is permitted by Section 4.5 of this Agreement, (ii) those created under the Loan Documents, and (iii) those described on SCHEDULE 7.3.

                  (b) The Debtor is not obligated under any Guaranty, except as set forth on SCHEDULE 4.6(b).

         4.7 MATERIAL ADVERSE CHANGES. Since June 30, 1996, there has not been any material adverse change in the business, operations, properties or financial position of the Debtor. The Debtor does not know of any fact (other than matters of a general economic or political nature) which materially adversely affects, or will materially adversely affect, the business, operations, properties or financial position of the Debtor or the performance by the Debtor of its obligations under this Agreement or the other Loan Documents.

         4.8 ERISA. The provisions of each employee benefit plan as defined in
Section 3(3) of ERISA (each, a "Plan") maintained by the Debtor comply with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No reportable event, as defined in Section 4043 of ERISA, has occurred with respect to any Plan; no Plan to which Section 4021 of ERISA applies has been terminated; no Plan has incurred any liability to PBGC as provided in Section 4062, 4063 and 4064 of ERISA; no Plan has been involved in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code; and there are no unfunded liabilities of a type which would normally be disclosed in financial statements under GAAP, with respect to any Plan which are not disclosed in the Financial Statements.

         4.9 PENDING LITIGATION. Except as set forth on SCHEDULE 4.9, there are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Debtor, threatened against or affecting the Debtor, before any court, arbitrator or administrative or governmental body which, in the aggregate, might adversely affect any action taken or to be taken by the Debtor under this Agreement or the other Loan Documents or which, in the aggregate, might materially adversely affect the business, operations, properties or financial position of the Debtor, or the ability of the Debtor to perform its obligations under this Agreement, the Note or the other Loan Documents.

         4.10 VALID, BINDING AND ENFORCEABLE. This Agreement, the Note and the other Loan Documents have been duly and validly executed and delivered by the Debtor and constitute the valid and legally binding obligations of the Debtor enforceable in accordance with their respective terms, except as enforcement of this Agreement and the other Loan Documents may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles.

         4.11 PRIORITY OF SECURITY INTERESTS. This Agreement, upon the filing of financing statements in the appropriate governmental offices and related documents including, without limitation, partial releases under the Uniform Commercial Code, upon the execution and filing thereof, will create valid first perfected security interests in the Collateral as collateral for all the Obligations, subject to no other Encumbrances. Upon request of Debtor, Lender agrees to release its security interest in any Severable Addition with a cost of less than $500,000 per item and to permit Debtor to grant a security interest in such Severable Addition to a party other than Lender.

         4.12     ENVIRONMENTAL MATTERS.
                  ----------------------

                  (a) The Debtor has performed all of its obligations under, has obtained all necessary approvals, permits, authorizations and other consents required by, and is not in material violation of, any Environmental Laws, except as set forth on SCHEDULE 4.12.

                  (b) The Debtor has not received any notice, citation, summons, directive, order or other communication, written or oral, from, and the Debtor has no knowledge of the filing or giving of any such notice, citation, summons, directive, order or other communication by, any governmental or quasi-governmental authority or agency or any other Person concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release or other handling of any Hazardous Materials within, on, from, related to, or affecting (i) the Real Property or (ii) except for any such notice, citation, summons, directive, order or other communication which, as of the date hereof, is no longer outstanding or has been resolved to the satisfaction of such authority, agency or other person, any other real property owned or occupied by the Debtor, except as set forth on SCHEDULE 4.12.

                  (c) To the best of the Debtor's knowledge, after reasonable inquiry, the Real Property has never been used, either by the Debtor or any of its predecessors in interest, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material in violation of any applicable Environmental Laws, except as set forth on SCHEDULE 4.12. To the best of the Debtor's knowledge, after reasonable inquiry, no other real property owned or occupied by the Debtor has ever been used, either by the Debtor or any of its predecessors in interest, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material in violation of any applicable Environmental Laws, which violation could have a material adverse effect on the Debtor's financial condition, results or operations, business, properties, assets, operations or prospects, except as set forth on SCHEDULE 4.12.

                  (d) To the best of the Debtor's knowledge, after due inspection, there are no Hazardous Materials within, on or under any real property owned or occupied by the Debtor in violation of any applicable Environmental Laws, except as set forth on SCHEDULE 4.12.

         4.13 NO UNTRUE STATEMENTS. Neither this Agreement, the Loan Documents nor any other document, certificate or statement furnished or to be furnished by the Debtor or by any other party to the Lender in connection herewith contains, or at the time of delivery will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

         4.14 MAINTENANCE OF EQUIPMENT. The Debtor has maintained all of the Equipment in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto have been made so that the value and operating efficiency of the Equipment has been maintained and preserved.

         4.15 LOCATION OF BOOKS AND RECORDS. The locations of the offices where Debtor maintains its books and records concerning the Collateral are as set forth in SCHEDULE 4.15 or at the location(s) hereafter disclosed to the Lender upon thirty (30) days prior written notice.

         4.16 CHIEF EXECUTIVE OFFICE. The chief executive offices of the Debtor are at the address set forth in SCHEDULE 4.16 or at the location(s) hereafter disclosed to the Lender upon thirty (30) days prior written notice.

         4.17 LOCATION OF COLLATERAL. The locations where the Debtor maintains the Collateral are as set forth on SCHEDULE 4.17.

         4.18 PATENTS AND TRADEMARKS. The Debtor does not own any patents, trademarks, service marks, trade names, copyrights, or other intellectual property or proprietary rights which are related in any way or used in connection with the Collateral.

                                    ARTICLE V

                CONDITIONS PRECEDENT TO THE LENDER'S OBLIGATIONS
                ------------------------------------------------

         The Lender's obligations hereunder are conditioned upon the completion by the Lender or its designated representatives of an inspection of the Debtor's books and records, which inspection shall be satisfactory to the Lender, and satisfaction by the Debtor of the following conditions precedent:

         5.1 DOCUMENTS TO BE DELIVERED BY THE DEBTOR AT CLOSING. The Debtor shall deliver or cause to be delivered to the Lender at the Closing the following:

                  (a) This Agreement duly executed by the Debtor;

                  (b) The Note duly executed by the Debtor;

                  (c) The Mortgage, duly executed by the Debtor;

                  (d) The Security Agreement Questionnaire, duly executed by the Debtor;

                  (e) Such Uniform Commercial Code financing statements and other documents as the Lender may reasonably require to be executed by the Debtor;

                  (f) A certificate of the Secretary or an Assistant Secretary of the Debtor dated the Closing Date including (i) resolutions duly adopted by the Debtor authorizing the transactions under the Loan Documents to which it is a party; (ii) a copy of the by-laws of the Debtor; (iii) evidence of the incumbency and signature of the officers executing on the Debtor's behalf any of the Loan Documents and any other document to be delivered pursuant to any such documents, together with evidence of the incumbency of such Secretary or Assistant Secretary; (iv) a copy, certified by the secretary of state of its jurisdiction of incorporation, as of the most recent date practicable, of the Debtor's Articles and Certificate of Incorporation, together with the certification of the Secretary or Assistant Secretary of the Debtor as of the Closing Date that such Articles and Certificate of Incorporation have not been amended since the date of the aforesaid certification by the Secretary of State; and (v) certificates of authority or good standing for the Debtor from its jurisdiction of incorporation and Ohio;

                  (g) A copy of each and every authorization, permit, consent, and approval of and other action by, and notice to and filing with, every governmental authority and regulatory body which is required to be obtained or made by the Debtor for the due execution, delivery and performance of this Agreement and the other Loan Documents;

                  (h) The opinion of Cohen Swados Wright Hanifin Bradford & Brett, LLP dated as of Closing Date, in form and substance reasonably satisfactory to the Lender and its counsel;

                  (i) The opinion of Hahn, Loeser & Parks dated as of the Closing Date, in form and substance reasonably satisfactory to the Lender and its counsel;

                  (j) A current survey of the Real Property, certified to the Lender by registered professional surveyors not more than thirty (30) days prior to the Closing Date as an urban survey in accordance with ALTA/ACSM standards (the "Survey");

                  (k) A marked-up commitment of a title insurance company satisfactory to the Lender to issue to the Lender a policy of title insurance insuring the lien of the Mortgage as a first lien on the Real Property, subject only to Permitted Encumbrances (as defined in the Mortgage) and without exception for (i) any liens for labor or materials, actual or inchoate; or (ii) discrepancies in boundary lines, unrecorded easements, encroachments or area content, and shall include such endorsements as the Lender may require;

                  (l) A Phase I environmental audit of the Real Property, from an environmental consultant acceptable to the Lender, satisfactory to the Lender in its sole discretion;

                  (m) A written summary of all licenses, permits, exemptions, certificates and regulatory approvals necessary for the ownership and operation of the Ottawa Plant;

                  (n) Such assignments of existing contracts, licenses, and other property as the Lender may require;

                  (o) Evidence (including, without limitation, an insurance certificate satisfactory to the Lender) of the Debtor's compliance with the requirements relating to insurance set forth in Section 6.5 hereof;

                  (p) A true, correct and complete copy of that certain Second Amended and Restated Credit and Security Agreement dated August 1, 1994 (the "Revolving Credit Agreement"), between the Debtor and the Bank of New York;

                  (q) UCC-3 termination statements, releases and other documents, all in form and substance satisfactory to the Lender, evidencing the release and termination of any existing liens or Encumbrances on the Collateral; and

                  (r) Such other documents as the Lender may reasonably request.

         5.2 CONDITIONS PRECEDENT TO MAKING LOAN. The Lender shall not be obligated to make the Loan hereunder unless:

                  (a) The Debtor shall have delivered to the Lender each of the documents referenced in Section 5.1 hereof;

                  (b) As of the Closing Date, no Event of Default has occurred (unless waived by the Lender in writing) and is continuing and no event has occurred and is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

                  (c) The representations and warranties contained in Article IV are true and correct on the Closing Date;

                  (d) No material adverse change shall have occurred in the business, financial condition, or operations of the Debtor since June 30, 1996;

                  (e) The Debtor shall have delivered to the Lender a certificate executed by the chief executive officer of the Debtor confirming the statements made in paragraphs (b), (c), and (d) above;

                  (f) The Lender shall have completed a satisfactory operational review of the Ottawa Plant, consisting of, INTER ALIA, such measurements and analyses of the Ottawa Plant, its production capacity, its machinery and equipment, and such other features of its operation as are necessary to ascertain whether the criteria set forth on SCHEDULE 5.2(f) hereto for such operational review have been satisfied.

                                   ARTICLE VI

                       AFFIRMATIVE COVENANTS OF THE DEBTOR
                       -----------------------------------

         The Debtor hereby covenants and agrees that from the date hereof and until satisfaction in full of the Obligations, unless the Lender shall otherwise consent in writing, the Debtor shall do the following:

         6.1 USE OF PROCEEDS. Use the proceeds of the borrowings hereunder only for the purposes specified in Section 2.1 of this Agreement.

         6.2 FINANCIAL STATEMENTS. Furnish to the Lender:

            (a) within one hundred and twenty (120) days after the end of each fiscal year, the financial statements of the Debtor, including a balance sheet, statement of income, statement of cash flows and such other consolidated financial statements of the Debtor in such detail as the Lender may reasonably request. Such financial statements shall present fairly the financial condition of the Debtor as of the close of such fiscal year and the results of operations and cash flows during such fiscal year, in accordance with GAAP, and shall be audited and accompanied by the opinion, satisfactory in form and substance to the Lender, of an independent public accountant selected by the Debtor and reasonably acceptable to the Lender, together with a completed Covenant Compliance Certificate for such period, duly executed by the chief financial officer of the Debtor;

            (b) within ninety (90) days after the end of each fiscal quarter (other than the last fiscal quarter during the Debtor's fiscal year) and within one hundred twenty (120) days after the end of the last fiscal quarter during the Debtor's fiscal year, the financial statements of the Debtor, including a balance sheet, statement of income and such other financial statements of the Debtor in such detail as the Lender may reasonably request, which shall present fairly the financial position of the Debtor as of the end of such fiscal quarter and the results of operations and cash flows during such fiscal quarter, in accordance with GAAP, certified by the chief financial officer of the Debtor, together with a completed Covenant Compliance Certificate for such period, duly executed by the chief financial officer of the Debtor;

            (c) within thirty (30) days after the end of each fiscal quarter (other than the last fiscal quarter during the Debtor's fiscal year) and within one hundred twenty (120) days after the end of the last fiscal quarter during the Debtor's fiscal year, management-prepared financial statements including a balance sheet, statement of income, and statement of cash flows for the Ottawa Plant, and such other financial statements related to the Ottawa Plant in such detail as the Lender may reasonably request, which shall present fairly the financial position of the Ottawa Plant as of the end of such quarter and the results of its operations, in accordance with GAAP, certified by the chief financial officer of the Debtor; and

            (d) such other financial information in the Debtor's possession as the Lender shall reasonably request.

         6.3 ORDINARY COURSE OF BUSINESS; RECORDS. Conduct its business only in the ordinary course; and (i) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs, (ii) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (iii) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Debtor.

         6.4 INFORMATION FOR THE LENDER. Make available during normal business hours for inspection by the Lender or its designated representatives any of its books, records, assets when reasonably requested to do so, and furnish the Lender any information reasonably requested regarding its operations, business affairs and financial condition within a reasonable time after the Lender gives notice of its request therefor. In particular, and without limiting the foregoing, the Debtor shall permit, during normal business hours, representatives of the Lender's Audit Department to make such periodic inspections of the Debtor's books, records, assets on a quarterly basis, PROVIDED that upon the occurrence of an Event of Default, such inspections may be performed as frequently as the Lender deems necessary and proper, and PROVIDED FURTHER that the Lender shall be able to obtain and/or review on a routine, continuous basis, all licenses, permits, exemptions, certificates and regulatory approvals necessary for the ownership and operation of the Ottawa Plant.

         6.5 INSURANCE. Carry at all times in financially sound and reputable insurers acceptable to the Lender: (a) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction; (b) commercial general liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by it or occurring as a result of the ownership, maintenance or operation by it of any automobile, truck or other vehicle or as a result of the use of products manufactured, constructed or sold by it, or services rendered by it, in an amount not less than $2,000,000 per occurrence; (c) business interruption insurance covering risk of loss as a result of the cessation for all or any part of one year of any substantial part of the business conducted by it; (d) physical damage and hazard insurance against such other hazards as are usually insured against by business entities of established reputation engaged in like businesses and similarly situated, including, without limitation, fire (flood and earthquake, if applicable) and extended coverage; and (e) such other insurance as the Lender may from time to time reasonably require, and pay all premiums on the policies for all such insurance when and as they become due and take all other actions necessary to maintain such policies in full force and effect at all times. For purposes of this section, as long as Bank of New York is the Primary Lender, the insurers, insurance coverage amounts of insurance for the business, properties and operations of Debtor other than at the Ottawa

Plant, if acceptable to the Primary Lender, shall be deemed to be acceptable to Lender. The insurance specified in Subsections (b), (c) and (d) shall be maintained in an amount not less than $5,500,000, with no co-insurance or deductibles in excess of $100,000, as such insurance is usually carried by business entities of established reputation engaged in the same or similar business and similarly situated, acceptable to the Lender. The Debtor shall from time to time, upon request by the Lender, promptly furnish or cause to be furnished to the Lender evidence, in form and substance satisfactory to the Lender, of the maintenance of all insurance required to be maintained hereby, including, without limitation, such originals or copies as the Lender may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments. The Debtor shall cause each property or liability insurance policy related to the Ottawa Plant and/or the Equipment to provide, and the insurer issuing each such policy to certify to the Lender, that (a) if such insurance be proposed to be canceled or materially changed for any reason whatsoever, such insurer will promptly notify the Lender, and such cancellation or change shall not be effective for 30 days after receipt by the Lender of such notice, unless the effect of such change is to extend or increase coverage under the policy; (b) the Lender shall be named as lender loss payee with respect to property insurance; and (c) the Lender will have the right, at its election, to remedy any default in the payment of premiums within 30 days of notice from the insurer of such default.

         6.6 MAINTENANCE. Maintain its equipment (including, without limitation, the Collateral), real property and other properties in good condition and repair (normal wear and tear excepted) and pay and discharge the cost of repairs thereto or maintenance thereof.

         6.7 TAXES. Pay all taxes, assessments, charges and levies imposed upon it or on any of its property, or which it is required to withhold and pay over, and provide evidence of payment thereto to the Lender if the Lender so requests, except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside on its books; PROVIDED, however, that the Debtor shall pay all such taxes, assessments, charges and levies forthwith whenever foreclosure on any lien which attaches or security therefor appears imminent.

         6.8 LEASES. Pay all rent and other sums required by every lease to which the Debtor is a party as the same become due and payable, perform all its obligations as tenant or lessee thereunder, except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside; and keep all such leases at all times in full force and effect during the terms thereof.

         6.9 CORPORATE EXISTENCE; CERTAIN RIGHTS; LAWS. Do all things necessary to preserve and keep in full force and effect in each jurisdiction in which it conducts business the business existence, licenses, permits, exemptions, regulatory approvals, rights, patents, trademarks, trade names, certificates and franchises of the Debtor and comply with all present and future laws, ordinances, rules, regulations judgments, orders and decrees which affect in any material way the Debtor, its assets or the operation of its business.

         6.10 NOTICE OF LITIGATION OR OTHER PROCEEDINGS. Give notice as soon as reasonably practicable, but in no event later than ten (10) Business Days after the Debtor becomes aware thereof, to the Lender of (i) the existence of any material dispute, (ii) the institution of any litigation, administrative proceeding or governmental investigation involving the Debtor or (iii) the entry of any judgment, decree or order against or involving the Debtor, any of which might materially and adversely affect the financial condition, property, business or operation of the Ottawa Plant of the Debtor or affect the enforceability of this Agreement or any of the other Loan Documents.

         6.11 INDEBTEDNESS. Pay or cause to be paid when due (or within applicable grace periods) all Indebtedness of the Debtor, except when the amount or validity thereof is contested in good faith and Debtor shall have established adequate reserves therefor.

         6.12 NOTICE OF EVENTS OF DEFAULT. Give immediate notice to the Lender if the Debtor becomes aware of the occurrence of any Event of Default, or of any fact, condition or event which with the giving of notice or lapse of time, or both, would be an Event of Default, or of the failure of the Debtor to observe or perform any of the conditions or covenants to be observed or performed by it under this Agreement or any of the other Loan Documents.

         6.13 ERISA. Maintain each Plan in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code. As promptly as practicable (but in any event not later than ten (10) days) after the Debtor receives from the PBGC a notice of intent to terminate any Plan or to appoint a trustee to administer any Plan, after the Debtor has notified the PBGC that any reportable event, as defined in Section 4043 of ERISA, with respect to any Plan has occurred, or after the Debtor has provided a notice of intent to terminate to each affected party, as defined for purposes of Section 4041(a)(2) of ERISA, with respect to any Plan, a certificate of the chief executive officer of the Debtor shall be furnished to the Lender setting forth the details with respect to the events resulting in such reportable event, as the case may be, and the action which the Debtor proposes to take with respect thereto, together with a copy of the notice of intent to terminate or to appoint a trustee from the PBGC, of the notice of such reportable event or of the Debtor's notice of intent to terminate, as the case may be.

         6.14 COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply fully with all Environmental Laws and not use any property which it owns or occupies to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material, except in compliance with all Environmental Laws.

         6.15 PERFECTION AND CONFIRMATION OF SECURITY INTERESTS. The Debtor shall take all action that may be necessary or desirable, or that Lender may request, so as at all time to maintain the validity, perfection, enforceability and priority of Lender's security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all liens other than those in favor of the Lender with respect to the Collateral, (ii) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, and (iii) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender's security interest in the Collateral under the Uniform Commercial Code or other applicable law. All charges, expenses and fees the Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Debtor's account and added to the Obligations, or at the Lender's option, shall be paid to the Lender immediately upon demand. The Debtor shall permit the Lender, at the Debtor's expense, to perform appropriate searches under the Uniform Commercial Code, as the Lender shall deem necessary to confirm that the Debtor owns the Collateral free and clear of all Encumbrances, except in favor of the Lender and Permitted Encumbrances (as defined in the Mortgage).

         6.16 FURTHER ACTIONS. Cooperate and join with the Lender, at its own expense, in taking all such further actions as the Lender, in its reasonable sole judgment, shall deem necessary to effectuate the provisions of the Loan Documents.

         6.17 NOTICES. Notify the Lender as soon as is reasonably practicable, but in any event within two (2) Business Days, upon the occurrence of any event which is reasonably likely to have a material adverse effect on the business, operations or financial condition of the Debtor, including, without limitation, the receipt of any order or notice of any governmental investigation, or of any violation or claim of violation of any law, Environmental Law, regulation, judgment, decree, order, agreement or other governmental requirement which is reasonably likely to have a material adverse effect on the business, operations or financial condition of the Debtor.

         6.18 DISPOSITION OF COLLATERAL. The Debtor will safeguard and protect all Collateral for the Lender's general account and make no disposition thereof whether by sale, lease or otherwise except the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $500,000 and only to the extent that the proceeds for any such dispositions, to the extent that the aggregate amount of the proceeds for such dispositions occurring on or after the date hereof through the date on which the Obligations are paid in full are in excess of $500,000, are used to acquire replacement Equipment which is subject to Lender's first priority security interest.

         6.19 PRESERVATION OF COLLATERAL. Following the occurrence of an Event of Default, in addition to the rights and remedies set forth in Article IX hereof, the Lender: (a) may at any time take such steps as the Lender deems necessary to protect the Lender's interest in and to preserve the Collateral, including the hiring of such security guards for the placing of such security protection measures as the Lender may deem appropriate; (b) may employ and maintain at any of the Debtor's premises a custodian who shall have full authority to do all acts necessary to protect the Lender's interests in the Collateral; (c) may lease warehouse facilities to which the Lender may move all or part of the Collateral; (d) may use any of the Debtor's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Debtor's owned or leased property. The Debtor shall cooperate fully with all of the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may direct. All of the Lender's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Debtor's account and added to the Obligations.

         6.20 OWNERSHIP OF COLLATERAL. With respect to the Collateral, at the time the Collateral becomes subject to the Lender's security interest: (a) the Debtor shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first security interest in each and every item of the Collateral to the Lender, and the Collateral shall be free and clear of all liens, claims, charges and Encumbrances whatsoever; (b) each document and agreement executed by the Debtor or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of the Debtor that appear on such documents and agreements shall be genuine and the Debtor shall have full capacity to execute same; and (d) the Equipment shall be located as set forth on SCHEDULE 4.17 and shall not be removed from such location(s) without the prior written consent of the Lender except with respect to Equipment to the extent permitted in Section 6.18 hereof. The Debtor agrees to provide the Lender with landlord's waivers, in form and substance satisfactory to the Lender, by each landlord of real property leased to the Debtor where any Collateral is or may be located. The Debtor further agrees to give the Lender or its designated representatives access to any such locations and to permit, during normal business hours, representatives of the Lender's audit department to make such periodic inspections of the Collateral as such representatives deem necessary and proper.

         6.21 DEFENSE OF LENDER'S INTERESTS. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, the Lender's interests in the Collateral hereby granted to the Lender shall continue in full force and effect. During such period the Debtor shall not, without the Lender's prior written consent, pledge, sell (except Equipment to the extent permitted in Section 6.18 hereof), assign or transfer any part of the Collateral. The Debtor shall defend the Lender's interests in the Collateral against any and all persons whatsoever. At any time following demand by Lender for payment of all Obligations, the Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If the Lender exercises this right to take possession of the Collateral, the Debtor shall, upon demand, assemble it in the best manner possible and make it available to the Lender at a place reasonably convenient to the Lender. In addition, with respect to all Collateral, the Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. The Debtor shall, and the Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, inventory, documents or instruments in which the Lender holds a security interest to deliver same to the Lender and/or subject to the Lender's order and if they shall come into the Debtor's possession, they, and each of them, shall be held by the Debtor in trust as the Lender's trustee, and will immediately deliver them to the Lender in their original form together with any necessary endorsement.

         6.22 COST OVERRUNS. The Debtor shall complete the plant expansion at the Ottawa Plant in accordance with the plans and specifications previously delivered to the Lender, and shall pay all cost overruns associated with such plant expansion in excess of $21,800,000.

                                   ARTICLE VII

                               NEGATIVE COVENANTS
                               ------------------

         The Debtor hereby covenants and agrees that from the Closing Date until satisfaction in full of the Obligations, it will not do any one or more of the following without first obtaining the written consent of the Lender, which consent shall not be unreasonably withheld:

         7.1      FUNDAMENTAL CORPORATE CHANGES.
                  ------------------------------

                  (a) Enter into any Prohibited Transaction, except as provided in Section 2.7 hereof, and except for the acquisition of all or a substantial portion of the assets or the stock of any person or consolidation of any person with or merger with the Debtor if the aggregate amount of all such transactions during the term of the Loan does not exceed Twenty-Five Million Dollars ($25,000,000) and no other default or Event of Default would be in existence after giving effect thereto;

                  (b) Without thirty (30) days prior written notice to Lender, change its name or the location of its chief executive office; or

                  (c)  Form any Subsidiary other than those identified on
Schedule 7.1(c).

         7.2 INDEBTEDNESS. Incur, create, assume or have any Indebtedness, except the Loan and the Indebtedness described on SCHEDULE 7.2 hereto and other Indebtedness the aggregate outstanding amount of which at any one time shall not exceed (A) Twenty-Five Million Dollars ($25,000,000) less (B) any Indebtedness secured by a Guaranty permitted under Section 7.7 below.

         7.3 ENCUMBRANCES. Create or allow any Encumbrances to be on or otherwise affect any of its property or assets except Encumbrances in favor of the Lender, and except Encumbrances securing Indebtedness permitted under
Section 7.2 above, except as described on SCHEDULE 7.3 hereto.

         7.4 Intentionally Deleted.

         7.5 CHANGE IN BUSINESS. Discontinue any substantial part, or substantially change the nature of, the business of the Debtor, or enter into any new business unrelated to the present business conducted by the Debtor.

         7.6 Intentionally Deleted.

         7.7 GUARANTIES. Directly or indirectly make any Guaranty other than a Guaranty which secures Indebtedness the aggregate outstanding amount of which shall not exceed (A) Twenty-Five Million Dollars ($25,000,000) less (B) any Indebtedness permitted under Section 7.2 above.

         7.8 ERISA.

                  (a) Terminate any Plan maintained by the Debtor to which
Section 4021 of ERISA applies.

                  (b) With respect to all Plans subject to Title IV of ERISA, allow, in the aggregate, the value of the benefits guaranteed under Title IV of ERISA to exceed the value of assets allocable to the benefits by more than an amount which, if incurred in the case of termination of the Plans, would have a material adverse effect on the financial condition of the Debtor.

                  (c) Incur a withdrawal liability within the meaning of
Section 4201 of ERISA.

         7.9 RESTRICTED PAYMENTS. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Debtor (other than dividends or distributions payable in its stock, or split-ups or reclassification of its stock) or apply any of its funds, property or assets to the purchase, redemption or retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of the Debtor, except as may be permitted under the Primary Credit Facility , provided that the Debtor delivers to the Lender a copy of the writing required as a condition thereto under the Primary Credit Facility at the same time the Debtor delivers such writing to the Primary Lender.

         7.10 SALES AND LEASE-BACKS. Sell, transfer or otherwise dispose of any property, real or personal, now owned or hereafter acquired, with the intention of directly or indirectly taking back a lease on such property, other than such dispositions of property which property has an aggregate value of not greater than Twenty-Five Million Dollars ($25,000,000).

         7.11 COMPLIANCE WITH FEDERAL RESERVE BOARD REGULATIONS. (i) Use any of the proceeds of the Loan, directly or indirectly, for the purposes of purchasing or carrying any "margin security" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. Sections 207,
221), (ii) use any of the proceeds of the Loan, directly or indirectly, for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Debtor in a violation of Regulation X of such Board (12 C.F.R. Section 224), or (iii) take or permit to be taken any other action which would result in the Loan or the consummation of any of the other transactions contemplated hereby being violative of such regulations or any other regulation of such Board.

         7.12 LOANS, INVESTMENTS. Purchase, invest in, or make any loan in the nature of an investment in the stocks, bonds, notes or other securities or evidence of Indebtedness of any person, or make any loan or advance to or for the benefit of any Person except for (i) obligations issued or guaranteed by the United States of America or any agency thereof; (ii) commercial paper with maturities at the time of issuance thereof of not more than 180 days and which have, at the time of such purchase, investment or other acquisition, a published rating of not less than A-1 or P-1 (or the equivalent rating), (iii) certificates of time deposit and banker's acceptances having maturities of not more than 180 days and purchase agreements backed by United States government securities of a commercial bank if (A) such bank has a combined surplus of at least $500,000,000 or (B) its debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized rating agency, U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof and (iv) purchases, investments in and loans to Direct Steel, Inc., a corporation incorporated under the laws of the Province of Ontario, Canada the outstanding aggregate principal amount of which do not exceed $300,000 at any one time.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT
                                -----------------

         An event of default ("Event of Default") under this Agreement shall be deemed to exist if any one or more of the following events occurs and is continuing, whatever the reason therefor:

         8.1 DEBTOR'S FAILURE TO PAY. The Debtor fails to pay any amount of principal, interest or fees on the date such payment was due under this Agreement, or any of the Loan Documents, whether upon stated maturity, acceleration or otherwise; provided that if (A) the Debtor fails to make any such payment as and when due under this Agreement and (B) no default under this
Section 8.1 has occurred during the immediately preceding twelve (12) consecutive months, then no Event of Default shall be deemed to have occurred, but only with respect to such failure to pay, if the Debtor cures such failure within one (1) day of the date on which such payment was due as provided herein.

         8.2 BREACH OF COVENANTS OR CONDITIONS. The Debtor (i) fails to perform or observe any term, covenant, agreement or condition set forth in Article VI or VII of this Agreement, or (ii) fails to perform or observe any other term, covenant, agreement or condition set forth in this Agreement or any of the other Loan Documents or is in violation of or non-compliance with any provision of this Agreement or any of the Loan Documents, and, with respect only to clause
(ii) above, has not remedied and fully cured such non-performance, non-observance, violation of or non-compliance within thirty days after the Lender has given written notice thereof to the Debtor.

         8.3 DEFAULTS IN OTHER AGREEMENTS.
             ----------------------------

                  (a) The Debtor shall fail to perform or observe any term, covenant, agreement or condition contained in, or there shall occur any default under or as defined in, any other agreement (i) to which the Lender or any of its Affiliates is a party, and (ii) which is applicable to the Debtor or by which the Debtor is bound, which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied, unless such default is waived by the other party thereto or excused as a matter of law.

                  (b) The Debtor shall fail to pay when due and payable (after giving effect to all applicable grace periods and subject to all applicable waivers), the principal of or interest on any Indebtedness (other than Indebtedness to the Lender or any of its Affiliates) in excess of One Million Dollars ($1,000,000), or the maturity of such Indebtedness shall, in whole or in part, have been accelerated or any such Indebtedness shall, in whole or in part, have been required to be prepaid prior to the stated maturity thereof. In accordance with the provisions of any contract evidencing, providing for the creation of, or concerning such Indebtedness, any event shall have occurred and be continuing which would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders, or any other Person to accelerate such maturity or require any such prepayment and such event has not been cured or waived within thirty (30) days following the Debtor's receipt of notice thereof.

         8.4 AGREEMENTS INVALID. The validity, binding nature of, or enforceability of any material term or provision of any of the Loan Documents is disputed by, on behalf of, or in the right or name of the Debtor or any material term or provision of any such Loan Document is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction.

         8.5 FALSE WARRANTIES; BREACH OF REPRESENTATIONS. Any warranty or representation made by the Debtor in this Agreement or any other Loan Document or in any certificate or other writing delivered under or pursuant to this Agreement or any other Loan Document, or in connection with any provision of this Agreement or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material respect on the date as of which made.

         8.6 JUDGMENTS. A final judgment or judgments is entered, or an order or orders of any judicial authority or governmental entity is issued against the Debtor (such judgment(s) and order(s) hereinafter collectively referred to as "Judgment") (i) for payment of money, which Judgment, in the aggregate, exceeds Five Hundred Thousand Dollars ($500,000) outstanding at any one time; or (ii) for injunctive or declaratory relief which would have a material adverse effect on the ability of the Debtor to conduct its business, and such Judgment is not discharged or execution thereon or enforcement thereof stayed pending appeal, within thirty (30) days after entry or issuance thereof, or, in the event of such a stay, such Judgment is not discharged within thirty (30) days after such stay expires.

         8.7      BANKRUPTCY OR INSOLVENCY OF THE DEBTOR.
                  --------------------------------------

                  (a) The Debtor becomes insolvent, or generally fails to pay, or is generally unable to pay, or admits in writing its inability to pay, its debts as they become due or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Debtor, as the case may be, or a substantial part of its property, or makes a general assignment for the benefit of creditors.

                  (b) The Debtor commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding.

                  (c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of the Debtor that has not been dismissed within thirty (30) days, or an order for relief is entered in any such proceeding.

                  (d) A trustee, receiver, or other custodian is appointed for the Debtor or a substantial part of the Debtor's property and the appointment has not been dismissed within thirty (30) days.

         8.8 OTHER ENCUMBRANCES. Any Encumbrances shall be on or otherwise materially affect the Collateral or proceeds thereof, except Encumbrances in favor of the Lender.

         8.9 MATERIAL CHANGE. If, in the sole judgment of the Lender, there has been a material adverse change in the financial condition, business or operations of Debtor from the Closing Date, including, without limitation, any material adverse change which has occurred as the result of a violation of any Environmental Law.

         8.10 FINANCIAL COVENANTS. The Debtor shall fail to maintain the following financial covenants:

                  (a) TANGIBLE NET WORTH--A Tangible Net Worth of greater than $24,000,000, for the fiscal quarter ending September 30, 1996 and for each fiscal quarter end thereafter;

                  (b) RATIO OF LIABILITIES TO TANGIBLE NET WORTH--A ratio of Liabilities to Tangible Net Worth of less than the following:

                   (i)      6.00:1.00 from the Closing Date through March 31, 1997;

                   (ii)     5.75:1.00 from April 1, 1997 through March 31, 1998;

                   (iii)    5.50:1.00 from April 1, 1998 through March 31, 1999;

                   (iv)     5.25:1.00 from April 1, 1999 through March 31, 2000;

                   (v)      5.00:1.00 from April 1, 2000 through March 31, 2001; and

                   (vi)     4.50:1.00 for each fiscal quarter ending thereafter; and


                  (c) CASH FLOW COVERAGE RATIO. A Cash Flow Coverage Ratio at the end of each fiscal quarter on a rolling four quarter basis of equal to or greater than: (i) 1.25:1.00 for each fiscal quarter during the period from the Closing Date through March 31, 1997, and (ii) 1.50:1.00 at the end of each fiscal quarter thereafter.

                                   ARTICLE IX

                                    REMEDIES
                                    --------

         9.1      ACCELERATION; SETOFF.
                  ---------------------
                  (a) Automatically upon the occurrence of any Event of Default described in Section 8.7 of this Agreement, and in the sole discretion of the Lender upon the occurrence of any other Event of Default, the unpaid principal balance of the Loan, all interest and fees accrued and unpaid thereon, and all other amounts and Obligations payable by the Debtor under this Agreement and the other Loan Documents shall immediately become due and payable in full, all without protest, presentment, demand, or further notice of any kind to the Debtor, all of which are expressly waived by the Debtor, provided that if (A) the Event of Default occurred as a result of a payment default under Section 8.1 hereof and (B) no Event of Default has occurred as a result of a payment default under Section 8.1 hereof during the immediately preceding twelve (12) consecutive months, then with respect to such Event of Default only, the Lender shall give the Debtor two (2) days prior notice of the Lender's intention to exercise its rights under this Section 9.1;

                  (b) If any of the Obligations shall be due and payable or any one or more Events of Default shall have occurred, the Lender shall have the right, in addition to all other rights and remedies available to it, without notice to the Debtor, to apply toward and set-off against and apply to the then unpaid balance of the Note and the other Obligations any items or funds held by the Lender, any and all deposits (whether general or special, time or demand, matured or unmatured, fixed or contingent, liquidated or unliquidated) now or hereafter maintained by the Debtor for its own account with the Lender, and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of the Debtor. For such purpose the Lender shall have, and the Debtor hereby grants to the Lender, a first lien on all such deposits. The Lender is hereby authorized to charge any such account or indebtedness for any amounts due to the Lender. Such right of set-off shall exist whether or not the Lender shall have made any demand under this Agreement, the Note or any other Loan Document and whether or not the Note and the other Obligations are matured or unmatured. The Debtor hereby confirms the Lender's lien on such accounts and right of set-off, and nothing in this Agreement shall be deemed any waiver or prohibition of such lien and right of set-off.

                  (c) Upon the occurrence of any one or more Events of Default, the Lender may proceed to protect and enforce its rights under this Agreement and the other Loan Documents by exercising such remedies as are available to the Lender in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents. In addition, upon the occurrence of any one or more Events of Default, without limiting the generality of the foregoing, the Debtor agrees that in any such event, the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Debtor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived), may forthwith do any one or more of the following: collect, receive, appropriate and realize upon the Collateral or any part thereof, and sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver, the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales at such places and at such prices as it may deem best, for cash or on credit or for future delivery without the assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of the Debtor, which right or equity is hereby expressly released. The Debtor further agrees, at the Lender's request, to assemble (at the Debtor's expense) the Collateral and make it available to the Lender at such places which the Lender shall select, whether at the Debtor's premises or elsewhere, which Collateral shall, at the Lender's request, be assembled and/or disassembled by representatives of the applicable manufacturer(s). At such time, each item of Collateral shall be in the good condition and repair, shall be capable of passing performance tests according to each applicable manufacturer's specifications and its peripherals and additional systems shall be intact and correctly operational. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Lender hereunder, including reasonable attorney's fees and legal expenses) to the payment in whole or in part of the Obligations, in such order as the Lender may elect. The Debtor agrees that the Lender need not give more than ten (10) days notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Debtor shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Lender is entitled. The Debtor agrees to pay all costs of the Lender, including reasonable attorneys' fees, incurred with respect to collection of any of the Obligations and enforcement of any of the Lender's rights hereunder. To the extent permitted by law, the Debtor hereby waives presentment, demand, protest or any notice of any kind in connection with this Agreement or any Collateral.

                  9.2 CONFESSION OF JUDGMENT. THE DEBTOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE LENDER, BY ITS ATTORNEY, OR BY THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE STATE OF NEW YORK OR IN ANY JURISDICTION WHERE PERMITTED BY LAW, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER, TO APPEAR FOR THE DEBTOR AND CONFESS AND ENTER JUDGMENT AGAINST IT IN FAVOR OF THE LENDER IN ANY JURISDICTION IN WHICH THE DEBTOR OR ANY OF ITS PROPERTY IS LOCATED FOR THE AMOUNT OF ALL OBLIGATIONS, TOGETHER WITH COSTS OF SUIT AND WITH ACTUAL COLLECTION COSTS (INCLUDING

REASONABLE ATTORNEYS' FEES), WITH OR WITHOUT DECLARATION, WITHOUT STAY OF EXECUTION AND WITH RELEASE OF ALL ERRORS AND THE RIGHT TO ISSUE EXECUTION FORTHWITH, AND FOR DOING SO THIS AGREEMENT OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE DEBTOR HEREBY WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. THIS AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY THE EXERCISE THEREOF, AND SHALL CONTINUE UNTIL THE OBLIGATIONS ARE FULLY PAID, PERFORMED, DISCHARGED AND SATISFIED.

                           BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND
HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY THE LENDER UNDER THIS AGREEMENT BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF THE DEBTOR CAN BE GARNISHED AND ATTACHED, THE DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO THE LENDER, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER, ENTERING JUDGMENT AGAINST THE DEBTOR BY CONFESSION AND ATTACHING AND GARNISHING THE BANK ACCOUNTS AND OTHER ASSETS OF THE DEBTOR, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING. THE DEBTOR ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO THE DEBTOR BY SUCH COUNSEL.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         10.1 REMEDIES CUMULATIVE; NO WAIVER. The rights, powers and remedies of the Lender provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity, and no failure or delay on the part of the Lender in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

         10.2 NOTICES. Every notice and communication under this Agreement or any of the other Loan Documents shall be in writing and shall be given by either
(i) hand delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and (iii) of this sentence, to the following addresses:

                      If to the Debtor:

                      Cold Metal Products Inc.
                      8526 South Avenue
                      P.O. Box 6078
                      Youngstown, OH  44501-6078
                      Attention:  James R. Harpster, President and Chief
                                    Executive Officer
                      Fax:  (330) 758-2705

                      With a copy to:

                      Cohen Swados Wright Hanifin Bradford & Brett, LLP 70 Niagara Street
                      Buffalo, New York  14202
                      Attention:  Jane F. Clemens, Esquire
                      Fax:  (716) 856-5228

                      If to the Lender:

                      The CIT Group/Equipment Financing, Inc.
                      1211 Avenue of the Americas
                      20th Floor
                      New York, NY  10036
                      Attention:  Senior Vice President/Credit
                      Fax:  (212) 536-1385

                      With a copy to:

                      Duane, Morris & Heckscher
                      One Liberty Place
                      Philadelphia, PA  19103
                      Attention:  Thomas J. Karl, Esquire
                      Fax:  (215) 979-1020

                  Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. A party may change its address by giving written notice to the other party as specified herein.

                  10.3 COSTS, EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated by this Agreement and the other Loan Documents are fully consummated, the Debtor shall promptly pay (or reimburse, as the Lender may elect) all costs and expenses which the Lender has incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation and enforcement of this Agreement and the other Loan Documents, the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by the Debtor or otherwise required. Such costs and expenses shall include, without limitation, the fees and disbursements of counsel to the Lender (up to a maximum of $20,000), the costs of appraisal fees, searches of public records, costs of filing and recording documents with public offices, and similar costs and expenses incurred by the Lender. Upon the occurrence of an Event of Default, such costs shall also include the fees of any accountants, consultants or other professionals retained by the Lender. The Debtor's reimbursement obligations under this Section shall survive any termination of this Agreement. Lender acknowledges receipt of Fifty Thousand Dollars ($50,000) from the Debtor which shall be applied toward costs and expenses under this paragraph, including costs of counsel and other closing costs.

                  10.4 SURVIVAL OF COVENANTS. This Agreement and all covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the making of the Loan and the execution and delivery of the Note and, subject to the provisions of 10.14 hereof, shall continue in full force and effect until all of the Obligations have been fully paid, performed, satisfied and discharged.

                  10.5 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement shall be deemed to have been executed and delivered when the Lender has received counterparts hereof executed by all parties listed on the signature page(s) hereto.

                  10.6 HEADINGS. The headings of sections have been included herein for convenience only and shall not be considered in interpreting this Agreement.

                  10.7 PAYMENT DUE ON A DAY OTHER THAN A BUSINESS DAY. If any payment due or action to be taken under this Agreement or any Loan Document falls due or is required to be taken on a day which is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day and such extended time shall be included in the computation of interest.

                  10.8 JUDICIAL PROCEEDINGS. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE DEBTOR HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION IN CONNECTION WITH THIS AGREEMENT MAY BE INSTITUTED IN THE COURTS OF THE STATE OF NEW YORK, THE COUNTY OF NEW YORK, NEW YORK OR THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK, AS LENDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE DEBTOR HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS

PROPERTY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. THE DEBTOR AND THE LENDER ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NONJURY TRIALS. THE DEBTOR AND THE LENDER AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS AGREEMENT, THE DEBTOR AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE DEBTOR AND THE LENDER HEREBY AGREE AND CONSENT THAT THE DEBTOR OR THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. FURTHER, THE DEBTOR AND THE LENDER EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE DEBTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE LENDER WOULD NOT EXTEND CREDIT TO THE DEBTOR IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

                10.9 INTEGRATION. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

                10.10 AMENDMENT AND WAIVER. The Lender and the Debtor may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lender or the Debtor hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the obligations of the Debtor hereunder or thereunder.

                10.11      SUCCESSORS AND ASSIGNS.
                           -----------------------

                           (a) GENERALLY.  This Agreement (i) shall be binding
upon the Debtor, and the Lender and their respective successors and assigns, and (ii) shall inure to the benefit of the Debtor, and the Lender and their respective successors and assigns, PROVIDED, however, that the Debtor may not assign its rights hereunder or any interest herein without the prior written consent of the Lender, and any such assignment or attempted assignment by the Debtor shall be void and of no effect with respect to the Lender, and PROVIDED FURTHER that the Lender may assign its rights hereunder or any interest herein subject to the consent of the Debtor which shall not be unreasonably withheld or delayed.

                           (b) PARTICIPATIONS.  Subject to the consent of the
Debtor, which consent shall not be unreasonably withheld, the Lender may from time to time sell or otherwise grant participations in the Loan and the Note, in whole or in part, and the holder of any such participation, if the participation agreement so provides, (i) shall, with respect to its participation, be entitled to all of the rights of the Lender and (ii) may exercise any and all rights of setoff or banker's lien with respect thereto, in each case as fully as though the Debtor were directly indebted to the holder of such participation in the amount of such participation. The Lender may disclose to prospective participants such information regarding the Debtor's affairs as the Lender possess.

                10.12 SEVERABILITY OF PROVISIONS. Any provision in this Agreement that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions, and to this end the provisions of this Agreement are declared to be severable.

                10.13 SERVICE OF PROCESS. The Debtor irrevocably appoints each and every officer of the Debtor as its attorneys upon whom may be served, by regular or certified mail at the address set forth in Section 10.2 hereof, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Loan Documents.

                10.14      INDEMNIFICATION
                           ---------------

                           (a) If, after receipt of any payment of all or any
part of the Obligations, the Lender is compelled to surrender such payment to any Person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the other Loan Documents shall continue in full force and effect, and the Debtor shall be liable for, and shall indemnify, defend and hold harmless the Lender with respect to the full amount so surrendered.

                           (b) The Debtor shall indemnify, defend and hold
harmless the Lender with respect to any and all claims, expenses, demands, losses, costs, fines or liabilities of any kind, including reasonable attorneys' fees and costs, arising from or in any way related to (i) acts or conduct of the Debtor under, pursuant to or related to this Agreement and the other Loan Documents, (ii) Debtor's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) Debtor's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state, or local, or court or administrative orders or decrees, including without limitation those resulting from any Hazardous Materials or dangerous environmental condition within, on, from, related to or affecting any real property owned or occupied by the Debtor, unless resulting from the acts or conduct of the Lender constituting gross negligence or willful misconduct.

                           (c) The provisions of this section shall survive the
termination of this Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of the Note, the release of any Encumbrance securing the Obligations or any other action which the Lender may have taken in reliance upon its receipt of such payment. Any cancellation of any of the Note, release of any Encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

                IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers on the date first above written.

Attest:                                 COLD METAL PRODUCTS, INC.


By:  /s/ JANE F. CLEMENS                By:  /s/ A.R. MORROW
    ---------------------------             --------------------------
Title:  Assistant Secretary             Title:  Vice President


                                        THE CIT GROUP/EQUIPMENT
                                        FINANCING, INC.


                                        By:  /s/ L. B. CAVALIERE
                                            --------------------------
                                        Title:  Vice President